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                                                                Exhibit 99.h(25)


                                 FIRST ADDENDUM
                                       TO
                          FUND PARTICIPATION AGREEMENT

     First Addendum dated February 2003, to the Fund Participation Agreement by and between SAFECO LIFE INSURANCE COMPANY ("Insurance Company"), a life insurance company organized under the laws of the State of Washington, and J. P. MORGAN SERIES TRUST II ("Fund"), a business trust organized under the laws of Delaware.

     WHEREAS, the Insurance Company and the Fund entered into a Fund Participation Agreement dated as of the 3rd of January, 2000 (the "Fund Participation Agreement");

     WHEREAS, this addendum was executed by the parties to amend Schedule I of the Fund Participation Agreement;

     WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Fund Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Fund Participation Agreement shall remain in full force and effect.

     NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Fund Participation Agreement by replacing Schedule I attached to the Fund Participation Agreement with Schedule I attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this First Addendum to the Fund Participation Agreement as of the date first written above.

     SAFECO LIFE INSURANCE COMPANY


     By: /s/ SCOTT L. BARTHOLOMAUS
        --------------------------------
     Name: Scott L. Bartholomaus
     Title: Vice President

     J.P. MORGAN SERIES TRUST II

     By: /s/ JOSEPH BERTINI
        --------------------------------
     Name: Joseph Bertini
     Title: Vice President

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                                   SCHEDULE I

NAME OF SERIES

J.P. Morgan U.S. Large Cap Core Equity Portfolio
J.P. Morgan International Opportunities Portfolio
J.P. Morgan Mid Cap Value Portfolio

NAME OF REGISTERED SEPARATE ACCOUNTS

SAFECO Resource Variable Account B
SAFECO Separate Account C
SAFECO Separate Account SL

NAME OF NON-REGISTERED GROUP VARIABLE ANNUITY SEPARATE ACCOUNTS

SAFECO SafeFlex Separate Account D